UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2022

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35726	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Road, 7th Floor, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

(617) 551-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDUS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Radius Health, Inc., a Delaware corporation (the “Company”), on June 23, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ginger Acquisition, Inc., a Delaware corporation (“Parent”), a subsidiary jointly owned by affiliates of Gurnet Point Capital, LLC and Patient Square Capital, and Ginger Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on July 13, 2022, Purchaser commenced a tender offer (the “Offer”) to purchase each issued and outstanding share of common stock, par value $0.0001 per share, of the Company (the “Shares”) in exchange for (x) an amount in cash equal to $10.00, without interest and less applicable tax withholdings (the “Cash Consideration”), and (y) one contractual contingent value right (a “CVR”) that will represent the right to receive a contingent payment of $1.00 (without interest thereon) upon the achievement of certain conditions specified in, and on the other terms and subject to the other conditions set forth in, the Contingent Value Rights Agreement (the “CVR Agreement”) entered into by and between Parent and Computershare Trust Company, N.A. (the “Rights Agent”) (the Cash Consideration and one CVR, collectively, the “Offer Price”).

At one minute after 11:59 p.m. Eastern Time, on August 10, 2022, the Offer expired. Computershare Trust Company, N.A., in its capacity as depositary for the Offer (the “Depositary”), advised that, as of the expiration of the Offer, a total of 24,813,549 Shares were tendered and not validly withdrawn pursuant to the Offer, representing approximately 52.1% of the outstanding Shares as of the expiration of the Offer. This number of Shares tendered satisfied the Minimum Condition (as defined in the Merger Agreement). Each condition to the Offer having been satisfied or waived, Purchaser irrevocably accepted for payment all Shares that were validly tendered and not validly withdrawn on August 11, 2022. Parent and Purchaser are required to make prompt payment of the Offer Price for such Shares.

On August 15, 2022, following consummation of the Offer, Purchaser merged with and into the Company (the “Merger”), with the Company as the surviving corporation (the “Surviving Corporation”). The Merger was completed pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with no vote of the Company’s stockholders required to consummate the Merger.

Item 1.01.	Entry into a Material Definitive Agreement

Credit Agreement

On August 15, 2022, in connection with the Merger, Parent, Purchaser, as the initial borrower immediately prior to the Merger, and the Company, as borrower after giving effect to the Merger, entered into a credit agreement (the “Credit Agreement”) with OrbiMed Royalty & Credit Opportunities III, LP and OrbiMed Royalty & Credit Opportunities IV, LP, as lenders, and Wilmington Trust, National Association, as administrative agent, providing for a $350.0 million senior secured term facility (the “Term Loan”). The proceeds of the Term Loan were used on the closing date under the Credit Agreement to finance the transactions contemplated by the Merger Agreement, to refinance certain existing indebtedness of the Company and to pay related fees and expenses.

The Term Loan will mature on August 15, 2028. The Term Loan will start amortizing on the 37-month anniversary of the closing date, with equal monthly installments of principal due through the maturity date.

Borrowings under the Term Loan bear interest at a rate per annum equal to the greater of (a) 30-day average SOFR and (b) one-half percent (0.50%) per annum, in either case, plus the applicable margin of eight percent (8.00%) per annum (“Interest”). For the first twelve (12) months after the closing date, the Company will have the option to accrue up to one-half percent (0.50%) of the Interest as a payable in kind.

The Credit Agreement contains representations and warranties, covenants and events of default customary for agreements of this type.

Supplemental Indenture for Convertible Notes

In connection with the consummation of the Merger, the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), entered into a Second Supplemental Indenture, dated as of August 15, 2022, which amends and supplements the Base Indenture, dated as of August 14, 2017, by and between the Company and the Trustee (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of August 14, 2017, by and between the Company and the Trustee (the “First Supplemental Indenture”), governing the Company’s 3.00% Convertible Senior Notes due 2024 (the “Notes”) in the aggregate outstanding principal amount of approximately $193,000,000. The Second Supplemental Indenture was entered into to provide for a change in the conversion right of the Notes resulting from the Merger.

The Second Supplemental Indenture provides that, from and after the effective time of the Merger (the “Effective Time”), the right to convert each $1,000 principal amount of the Notes based on a number of Shares equal to the Conversion Rate (as defined in the First Supplemental Indenture) in effect immediately prior to the Merger will be changed into a right to convert such principal amount of Notes based on a number of units of reference property equal to the Conversion Rate consisting of (i) prior to the Milestone Payment Date (as defined in the CVR Agreement), $10.00 in cash and one (1) CVR, and (ii) after the occurrence of the Milestone Payment Date, $10.00 in cash plus the Milestone Payment Amount (as defined in the CVR Agreement) in cash.

The Second Supplemental Indenture also provides that the Company irrevocably elects to eliminate Cash Settlement and Combination Settlement (each as defined in the First Supplemental Indenture) and that its obligations to convert the Notes will be satisfied solely by Physical Settlement (as defined in the First Supplemental Indenture).

The foregoing description of the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Base Indenture and the First Supplemental Indenture, which were included as Exhibits 4.1 and 4.2, respectively, to the Company’s Current Report on Form 8-K, filed with the SEC on August 14, 2017, and is incorporated into this Item 1.01 of this Current Report on Form 8-K by reference, and the full text of the Second Supplemental Indenture, which is included as Exhibit 10.1 hereto, is incorporated herein by reference.

Item 1.02.	Termination of Material Definitive Agreement

In connection with the closing of the Merger, on August 15, 2022, the Company repaid in full and terminated (i) the Amended and Restated Credit and Security Agreement (Term Loan), dated as of March 3, 2021, by and among the Company, Radius Pharmaceuticals, Inc, Radius Health Ventures, Inc, and any additional borrower thereunder, MidCap Financial Trust, as a lender and administrative agent, and the financial institutions or other entities from time to time parties thereto and (ii) the Amended and Restated Credit and Security Agreement (Revolving Loan), dated as of March 3, 2021, by and among the Company, Radius Pharmaceuticals, Inc., Radius Health Ventures, Inc., and any additional borrower from time to time, MidCap Funding IV Trust, as a lender and administrative agent, and the financial institutions or other entities from time to time parties thereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares held by the Company, Parent, Purchaser, any direct or indirect wholly owned subsidiary of Parent or Purchaser, or by stockholders of the Company who have perfected their statutory rights of appraisal under the DGCL) was converted into the right to receive the Offer Price from Purchaser.

In addition, at the Effective Time, each option to purchase Shares with an exercise price lower than the Offer Price, each Company restricted stock unit, and each Company performance service unit that vests solely based on the holder’s continued employment or service, in each case whether or not vested, was cancelled and converted into the right to receive the Offer Price (less any applicable exercise price from the Cash Consideration in the case of options) for each Share subject to such award, pursuant to the terms set forth in the Merger Agreement. Each option to purchase Shares with an exercise price greater than or equal to the Offer Price was cancelled with no consideration payable. Each performance stock unit vested based on achievement of the specified performance in accordance with the terms and conditions of the award, with the unvested portion of each such award cancelled with no consideration payable.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on June 23, 2022 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, on August 15, 2022, the Company (i) notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (x) halt trading of the Shares effective as of the morning of August 15, 2022 prior to market open and suspend trading in the Shares following market close on the evening of August 15, 2022 , and (y) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to effect the delisting of all Shares from Nasdaq and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, holders of Shares immediately prior to such time ceased to have any rights as stockholders of the Company (other than their right to receive the Offer Price for each Share held, pursuant to the Merger Agreement).

Item 5.01	Change in Control of Registrant.

At the Effective Time, the Company became a wholly-owned subsidiary of Parent. Parent obtained the funds necessary to fund the acquisition through (i) equity commitments entered into with each of GPC WH Fund LP and Patient Square Equity Partners, LP in an aggregate amount of $496.0 million and (ii) a debt commitment entered into with a commitment party in an aggregate principal amount of $350.0 million, as described in the Offer to Purchase.

The information contained in the Introductory Note and in Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

In accordance with the Merger Agreement, at the Effective Time, each of the directors of the Company (Willard H. Dere, M.D.; Catherine Friedman; Jean-Pierre Garnier, Ph.D.; Owen Hughes; Jennifer A. Jarrett; G. Kelly Martin; Sean Murphy; Machelle Sanders; Susan Vissers Lisa; and Andrew C. von Eschenbach, M.D.) resigned as directors of the Company. These resignations were in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies or practices.

As of the Effective Time, in accordance with the Merger Agreement, Travis Wilson, David Moore, Laura Furmanski and Alex Albert, the directors of Merger Sub immediately prior to the Effective Time, became directors of the Company.

Officers

As of the Effective Time, in accordance with the Merger Agreement, the executive officers of the Company immediately prior to the Merger remained in their respective positions as the executive officers of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s amended and restated certificate of incorporation was amended and restated in its entirety as set forth on Annex III to the Merger Agreement (the “Amended and Restated Certificate of Incorporation”), and the Company’s amended and restated bylaws were amended and restated in their entirety as set forth on Annex IV to the Merger Agreement (the “Amended and Restated Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of June 23, 2022, by and among the Company, Ginger Acquisition, Inc., and Ginger Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 23, 2022)

3.1	Amended and Restated Certificate of Incorporation of the Company (filed herewith)

3.2	Amended and Restated Bylaws of the Company (filed herewith)

10.1	Second Supplemental Indenture, dated August 15, 2022, by and between Radius Health, Inc. and Wilmington Trust, National Association, as trustee (filed herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2)(ii) of Regulation S-K. The Company will furnish copies of any such schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS HEALTH, INC.

Date: August 15, 2022	By:	/s/ G. Kelly Martin
	Name:	G. Kelly Martin
	Title:	Chief Executive Officer